Exhibit 5(a)

Pacific Life & Annuity Company
P.O. Box 2829, Omaha, NE 68103-2829
www.PacificLifeandAnnuity.com
Contract Owners: (800) 748-6907

PACIFIC DESTINATIONS
Variable Annuity Application

Registered Representatives, call (877) 441-2357 for assistance.

NEW YORK

1. ANNUITANT(S) *Must be an individual. Check product guidelines for maximum issue age.*

Name *(First, Middle, Last)* | Birth Date *(mo/day/yr)* | Sex ☐ M ☐ F

Mailing Address | City, State, ZIP | SSN

Residential Address (if different than mailing address) | City, State, ZIP

Solicited at: State ______ ______

Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and registered representative appointment purposes.

ADDITIONAL ANNUITANT *Not applicable for qualified contracts or contracts with non-natural owners.* ***Check One:*** ☐ *Joint* ☐ *Contingent*

Name *(First, Middle, Last)* | Birth Date *(mo/day/yr)* | Sex ☐ M ☐ F

Mailing Address | City, State, ZIP | SSN

Residential Address (if different than mailing address) | City, State, ZIP

2. OWNER(S) *If annuitant and owner are the same, do not complete this section. Check product guidelines for maximum issue age.*

Name *(First, Middle, Last)* | Birth Date *(mo/day/yr)* | Sex ☐ M ☐ F

Mailing Address | City, State, ZIP | SSN/TIN

Residential Address (if different than mailing address) | City, State, ZIP

JOINT OWNER *Not applicable for qualified contracts.*

Name *(First, Middle, Last)* | Birth Date *(mo/day/yr)* | Sex ☐ M ☐ F

Mailing Address | City, State, ZIP | SSN

Residential Address (if different than mailing address) | City, State, ZIP

3. DEATH BENEFIT COVERAGE

☐ **Stepped-Up Death Benefit** *Annuitant(s) must not be over age 75 at issue.*

If the stepped-up death benefit I have selected cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the stepped-up death benefit rider.

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4. ELECTRONIC INFORMATION CONSENT

By providing my e-mail address, I consent to receive documents and notices applicable to my contract, including but not limited to prospectuses, prospectus supplements, annual and semi-annual reports, quarterly statements and immediate confirmations, privacy notice and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements if required by state or federal law. Not all contract documentation and notifications may be currently available in electronic format. I consent to receive in electronic format any documents added in the future. For jointly-owned contracts, both owners are consenting to receive information electronically. I confirm that I have ready access to a computer with Internet access, an active e-mail account to receive this information electronically, and ability to read and retain it. I understand that:

- *There is no charge for electronic delivery, although my Internet provider may charge for Internet access.*
- *I must provide a current e-mail address and notify Pacific Life & Annuity promptly when my e-mail address changes.*
- *I must update any e-mail filters that may prevent me from receiving e-mail notifications from Pacific Life & Annuity.*
- *I may request a paper copy of the information at any time for no charge, even though I consented to electronic delivery, or if I decide to revoke my consent.*
- *For jointly-owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.)*
- *Electronic delivery will be cancelled if e-mails are returned undeliverable.*
- *This consent will remain in effect until I revoke it.*

Pacific Life & Annuity is not required to deliver this information electronically and may discontinue electronic delivery in whole or in part at any time. Contact Customer Service at (800) 748-6907 if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your e-mail address.

FOR EVEN FASTER DELIVERY

E-mail address: ______________________________

5. HOUSEHOLDING

By signing this application you consent to Pacific Life & Annuity mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include the prospectus, prospectus supplements, announcements, and fund annual and semiannual reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as "householding," reduces expenses, environmental waste, and the volume of mail you receive. If you do not wish to participate in this service and prefer to receive your own contract owner documents, please check the box below.

☐ I elect **NOT** to participate in householding.

6. BENEFICIARIES

If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For contracts owned by a non-individual custodian (including IRAs and qualified plans) or other non-natural owners, the beneficiary must be the owner listed on the application. Use Section 15, Special Requests, to provide additional beneficiary information.

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	☐ *Primary* ☐ *Contingent*	Relationship	SSN/TIN	Percentage %
Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	☐ *Primary* ☐ *Contingent*	Relationship	SSN/TIN	Percentage %

7. CONTRACT TYPE *Select ONE.*

☐ Non-Qualified[1,2]	☐ SIMPLE IRA[4]	☐ Roth IRA	☐ 401(a)[6]	☐ Individual(k)[7]
☐ IRA[3]	☐ SEP-IRA	☐ TSA/403(b)[5]	☐ 401(k)[6]	☐ Keogh/HR10[6]

[1] *For trust-owned contracts, complete Trustee Certification and Disclosure form.* [2] *For non-qualified contracts, if owner is a non-natural person or corporation, complete the Non-Natural or Corporate-Owned Disclosure Statement.* [3] *For individual-owned or trust-owned Inherited IRA contracts, complete appropriate Inherited IRA Certification form.* [4] *Complete SIMPLE IRA Employer Information.* [5] *Complete TSA Certification.* [6] *Complete Qualified Plan Disclosure.* [7] *Complete Individual(k) Qualified Plan Disclosure.*

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8. INITIAL PURCHASE PAYMENT *Make check payable to Pacific Life & Annuity Company.*

8A. NON-QUALIFIED CONTRACT PAYMENT TYPE

Indicate type of initial payment.

☐ 1035 exchange(s)/estimated total exchange .... $ ________

☐ Amount enclosed .... $ ________

8B. QUALIFIED CONTRACT PAYMENT TYPE *Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.*

☐ Transfer .... $ ________

☐ Rollover .... $ ________

☐ Contribution .... $ ________ for tax year ________

8C. OTHER ELECTIONS Letter of Intent for Reduced Sales Charge (Available at contract issue only.)

Additional Purchase Payments in the aggregate amount of $________

By specifying an amount above, I elect to qualify for an immediate reduction in the sales charge percentage applied to my initial purchase payment. It is my intention to submit additional purchase payments over a period ending 13 months from the issue date of the contract. I understand that if I do not meet or exceed the amount indicated above in the 13 month period, that at the end of the 13th month, I will be subject to recalculation of the sales charge and proportionate deduction from all investment options, to account for the reduction in actual purchase payments received.

9. REPLACEMENT

9A. EXISTING INSURANCE

CHECK ONE ☐ Yes ☐ No — Do you have any existing life insurance or annuity contracts with this or any other company? *(Default is "Yes" if neither box is checked.)*

9B. REPLACEMENT

CHECK ONE ☐ Yes ☐ No — Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? If "Yes," provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms.

Insurance Company Name	Contract Number	Policy or Contract Type Being Replaced
		☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
		☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity

10. OPTIONAL RIDER

To qualify for Automatic Income Builder rider benefits, the entire contract value must stay invested in allowable allocation options Pacific Life & Annuity makes available for the rider. Guaranteed Minimum Withdrawal Benefit Riders are irrevocable after election. There are investment and transfer restrictions associated with these riders. Additional purchase payments may not contribute to these benefits. Note: The optional rider is not available with Inherited IRA and Inherited TSA business.

10A. ☐ **Automatic Income Builder** *Annuitant(s) must not be over age 85 at issue.*

If a rider selected in this section cannot be added to the contract due to age and/or other rider restrictions or state availability, the contract will be issued without the rider.

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11. ANNUITY DATE (ANNUITY START DATE) Contract will annuitize on this date. Annuity date cannot be prior to the first contract anniversary. If no date is chosen, annuity date is the maximum deferral age listed in your contract. Annuity Date (mo/day/yr) DATE 12. DOLLAR COST AVERAGING If elected, 100% of your initial investment will be allocated to the DCA Plus term unless you indicate a different percentage below. If you select a Custom Model in Section 14 and are using DCA Plus, you must allocate 100% of your investment to the DCA Plus term. If you select an Asset Allocation Model, Asset Allocation Strategies, or Individual Investments and a percentage less than 100% is indicated, the remainder of the purchase payment will be allocated pro rata to the allocations selected. To indicate a source account other than DCA Plus, use Section 15, Special Requests, or the Transfers and Allocations form. Note: Only DCA Plus may be used with Custom Models. DCA Plus Term (Select one) 3 6 months 3 12 months % of initial investment. Default will be 100% if not indicated or if a Custom Model is selected in Section 14. 13. REBALANCING If elected, choose one rebalancing frequency. If you select a Custom Model in Section 14 with an optional rider in Section 10, rebalancing will be quarterly. 3 Quarterly† 3 Semiannually 3 Annually †Required with a Custom Model selected in Section 14. 14. ALLOCATION OPTIONS (Continued on the next two pages.) Use this section to allocate 100% of your investment. Use whole percentages only. IMPORTANT: To be eligible for an optional rider in Section 10, you must select ONE of the following options: I. Asset Allocation Models: Select only one Portfolio Optimization Model or Edward Jones Sample Portfolio. 100% of your investment will be allocated to the model selected. Note: Portfolio Optimization Model E and the All Equity Edward Jones Sample Portfolio are not available allocation options for use with optional riders in Section 10. II. Asset Allocation Strategies: Indicate the percentage of your investment for each Asset Allocation Strategy. Allocations may be among these strategies and must total 100%. III. Custom Models: Indicate no more than 15% in any individual investment. In addition, you must allocate at least 25% into each of Categories A, B, and C. Categories A, B, C, and D must total 100%. Category D is optional provided the previous requirements are met. You may allocate up to 25% into an individual investment in Category D. Custom Models will be rebalanced quarterly to the allocations selected. If you want to select individual investments and are not choosing the optional rider in Section 10, you may indicate any combination of investments in Option III. Allocations must total 100%. 325-2170 Page 4 of 7 01/10 *33003-09A4*

OPTION I: PORTFOLIO OPTIMIZATION MODELS

☐ Model A	☐ Model B	☐ Model C	☐ Model D	☐ Model E
International Value 2%	International Value 3%	Small-Cap Growth 1%	Small-Cap Growth 2%	Small-Cap Growth 2%
Long/Short Large-Cap 2%	Long/Short Large-Cap 3%	International Value 4%	International Value 5%	International Value 7%
Equity Index 3%	International Small-Cap 1%	Long/Short Large-Cap 4%	Long/Short Large-Cap 4%	Long/Short Large-Cap 4%
Large-Cap Value 5%	Equity Index 6%	International Small-Cap 2%	International Small-Cap 3%	International Small-Cap 3%
Short Duration Bond 11%	Mid-Cap Value 2%	Equity Index 8%	Equity Index 8%	Equity Index 8%
Floating Rate Loan 8%	American Funds Growth 1%	Mid-Cap Value 3%	Mid-Cap Value 3%	Mid-Cap Value 3%
Mid-Cap Equity 3%	Large-Cap Value 6%	American Funds Growth 2%	Diversified Research 2%	Small-Cap Index 2%
International Large-Cap 3%	Short Duration Bond 8%	American Funds Growth-Income 3%	American Funds Growth 2%	Diversified Research 2%
High Yield Bond 5%	Floating Rate Loan 6%	Large-Cap Value 8%	American Funds Growth-Income 5%	American Funds Growth 3%
Inflation Managed 18%	Growth LT 2%	Short Duration Bond 3%	Large-Cap Value 8%	American Funds Growth-Income 5%
Managed Bond 21%	Mid-Cap Equity 2%	Floating Rate Loan 3%	Short Duration Bond 2%	Large-Cap Value 8%
Large-Cap Growth 1%	International Large-Cap 4%	Growth LT 3%	Growth LT 3%	Growth LT 4%
Comstock 2%	Small-Cap Value 1%	Mid-Cap Equity 3%	Mid-Cap Equity 5%	Mid-Cap Equity 6%
Diversified Bond 16%	Main Street® Core 2%	International Large-Cap 4%	International Large-Cap 7%	International Large-Cap 9%
	High Yield Bond 4%	Small-Cap Value 1%	Small-Cap Value 2%	Small-Cap Value 2%
	Inflation Managed 14%	Emerging Markets 3%	Emerging Markets 4%	Emerging Markets 5%
	Managed Bond 16%	Main Street® Core 3%	Main Street® Core 3%	Main Street® Core 3%
	Large-Cap Growth 3%	High Yield Bond 3%	Inflation Managed 8%	Managed Bond 3%
	Comstock 3%	Inflation Managed 11%	Managed Bond 5%	Large-Cap Growth 4%
	Mid-Cap Growth 2%	Managed Bond 11%	Large-Cap Growth 3%	Comstock 6%
	Diversified Bond 11%	Large-Cap Growth 3%	Comstock 6%	Mid-Cap Growth 4%
		Comstock 5%	Mid-Cap Growth 3%	Real Estate 3%
		Mid-Cap Growth 2%	Real Estate 2%	Small-Cap Equity 4%
		Small-Cap Equity 1%	Small-Cap Equity 3%	
		Diversified Bond 6%	Diversified Bond 2%	

ASSET CLASS EXPOSURE

Model A	Model B	Model C	Model D	Model E
Cash Equivalents 7%	Cash Equivalents 5%	Cash Equivalents 2%	Cash Equivalents 0%	Cash Equivalents 0%
Fixed Income 73%	Fixed Income 55%	Fixed Income 38%	Fixed Income 20%	Fixed Income 20%
Domestic Equity 15%	Domestic Equity 30%	Domestic Equity 44%	Domestic Equity 58%	Domestic Equity 58%
International Equity 5%	International Equity 10%	International Equity 16%	International Equity 22%	International Equity 22%

Less Volatile ⟵⟶ **More Volatile**

OPTION I (CONTINUED): EDWARD JONES SAMPLE PORTFOLIOS

	☐ Balanced: Growth & Income	☐ Balanced Toward Growth	☐ Growth Focus	☐ All Equity
	Small-Cap Growth 3%	Small-Cap Growth 3%	Small-Cap Growth 3%	Small-Cap Growth 5%
	International Value 3%	International Value 4%	International Value 5%	International Value 7%
	VPS Balanced Wealth Strategy 15%	American Funds Growth 13%	American Funds Growth-Income 20%	American Funds Growth-Income 25%
	American Funds Growth 8%	American Funds Growth-Income 15%	American Funds Growth 15%	American Funds Growth 21%
	American Funds Growth-Income 9%	Short Duration Bond 10%	International Large-Cap 6%	International Large-Cap 8%
	Short Duration Bond 20%	International Large-Cap 5%	Small-Cap Value 4%	Small-Cap Value 4%
	International Large-Cap 4%	Small-Cap Value 3%	Managed Bond 20%	Comstock 25%
	Managed Bond 25%	Managed Bond 25%	Comstock 25%	Mid-Cap Growth 5%
	Comstock 11%	Comstock 20%	Mid-Cap Growth 2%	
	Mid-Cap Growth 2%	Mid-Cap Growth 2%		

EDWARD JONES INVESTMENT CATEGORIES

	Balanced: Growth & Income	Balanced Toward Growth	Growth Focus	All Equity
	Income 50%	Income 35%	Income 20%	Income 0%
	Growth & Income 30%	Growth & Income 35%	Growth & Income 45%	Growth & Income 50%
	Growth 15%	Growth 25%	Growth 30%	Growth 40%
	Aggressive 5%	Aggressive 5%	Aggressive 5%	Aggressive 10%

Less Volatile ⟵⟶ **More Volatile**

INVESTOR PROFILE

You are looking for a relatively stable investment and require investments that generate some level of income.	Your focus is on keeping pace with inflation. Income generating investment and capital appreciation are desired.	You want the opportunity for long-term moderate growth.	You want an investment that is geared for growth and are willing to accept above average risk.	You are an aggressive investor and can tolerate short-term market swings.

Shorter Investment Horizon ⟵⟶ **Longer Investment Horizon**

INVESTOR OBJECTIVE

Primarily preservation of capital	Moderate growth.	Steady growth in asset values.	Moderately high growth in asset values.	High growth in asset values

RISK CHARACTERISTICS

There may be some losses in the values of the investments as asset values fluctuate.	There may be some losses in the values of the investments from year to year.	There will probably be some losses in the values of the investments from year to year. Fluctuations in value should be less than those of the overall stock markets.	There will probably be some losses in the values of the investments from year to year. Some of these might be large, but the overall fluctuations in asset values should be less than those of the U.S. stock market.	There will probably be some losses in the values of the investments from year to year. Some of these might be large, but the overall fluctuations in asset values should be less than those of the U.S. stock market.

Lower Risk ⟵⟶ **Higher Risk**

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Asset Allocation Strategies	**OPTION II: ASSET ALLOCATION STRATEGIES** 100% allocation to one or a combination of these strategies is approved for selection of an optional rider in Section 10.						
	PLFA	*Pacific Dynamix-Conservative Growth Portfolio*	____%	*Capital Research*	*American Funds® Asset Allocation*	____%	
	PLFA	*Pacific Dynamix-Moderate Growth Portfolio*	____%	*Franklin Templeton*	*VIP Founding Funds*	____%	
	PLFA	*Pacific Dynamix-Growth Portfolio*	____%	*GE Asset Management*	*GE Investments Total Return Fund*	____%	
	AllianceBernstein	*VPS Balanced Wealth Strategy*	____%	*Invesco Aim*	*AIM V.I. PowerShares ETF Allocation Fund*	____%	
	BlackRock	*Global Allocation V.I. Fund*	____%	*Van Kampen*	*LIT Global Tactical Asset Allocation Portfolio*	____%	____% **Total**

	OPTION III Select one: ☐ **CUSTOM MODEL** ☐ **INDIVIDUAL INVESTMENTS** **Custom Models:** For Custom Models only, Categories A, B, and C indicate no more than 15% in any individual investment. In addition, you must allocate at least 25% into each of Categories A, B, and C. Categories A, B, C, and D must total 100%. Category D is optional provided the previous requirements are met. You may allocate up to 25% into an individual investment in Category D. **Individual Investments:** If you want to select individual investments and are not choosing an optional rider in Section 10, you may indicate any combination of investments. Allocations must total 100%.						
Category A Fixed-Income Portfolios	*Goldman Sachs*	*Short Duration Bond*	____%	*PIMCO*	*Managed Bond*	____%	
	PAM	*Money Market*	____%	*PIMCO*	*Inflation Managed*	____%	
	PAM	*High Yield Bond*	____%	*Western Asset Management*	*Diversified Bond*	____%	____% **Total**
Category B Domestic Equity Portfolios	*Alger*	*Small-Cap Growth*	____%	*Janus*	*Growth LT*	____%	
	BlackRock	*Equity Index*	____%	*Janus*	*Focused 30*	____%	
	BlackRock	*Small-Cap Index*	____%	*Lazard*	*Mid-Cap Equity*	____%	
	BlackRock	*Mid-Cap Value*	____%	*NFJ*	*Small-Cap Value*	____%	
	Capital Guardian	*Diversified Research*	____%	*Oppenheimer*	*Main Street® Core*	____%	
	Capital Research	*American Funds® Growth-Income*	____%	*UBS*	*Large-Cap Growth*	____%	
	Capital Research	*American Funds® Growth*	____%	*Van Kampen*	*Comstock*	____%	
	ClearBridge	*Large-Cap Value*	____%	*Van Kampen*	*Mid-Cap Growth*	____%	
				Vaughan Nelson	*Small-Cap Equity*	____%	____% **Total**
Category C International Equity and Sector Portfolios	*AllianceBernstein*	*International Value*	____%	*Oppenheimer*	*Emerging Markets*	____%	
	Batterymarch	*International Small-Cap*	____%	*Van Kampen*	*Real Estate*	____%	
	MFS	*International Large-Cap*	____%				____% **Total**
Category D Asset Allocation Strategies	*PLFA*	*Pacific Dynamix-Conservative Growth Portfolio*	____%	*Capital Research*	*American Funds® Asset Allocation*	____%	
	PLFA	*Pacific Dynamix-Moderate Growth Portfolio*	____%	*Franklin Templeton*	*VIP Founding Funds*	____%	
	PLFA	*Pacific Dynamix-Growth Portfolio*	____%	*GE Asset Management*	*GE Investments Total Return Fund*	____%	
	AllianceBernstein	*VPS Balanced Wealth Strategy*	____%	*Invesco Aim*	*AIM V.I. PowerShares ETF Allocation Fund*	____%	
	BlackRock	*Global Allocation V.I. Fund*	____%	*Van Kampen*	*LIT Global Tactical Asset Allocation Portfolio*	____%	____% **Total**
					CATEGORIES A–D MUST TOTAL 100%.		____% **Total**

15. SPECIAL REQUESTS *If additional space is needed, attach a letter signed and dated by the owner(s).*

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16. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination. I, the owner(s), understand that I have applied for a variable annuity contract (“contract”) issued by Pacific Life & Annuity Company (“company”). I received prospectuses for this variable annuity contract. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity contract issued by Pacific Life & Annuity. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, and tax status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance, and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I have discussed all fees and charges for this contract with my registered representative, including sales charges. If I have elected to submit a Letter of Intent, I certify that I have read and understand the description of the optional election of providing a Letter of Intent for subsequent purchase payments, including the benefits and risks, in the prospectus. I understand that I can qualify for a reduction in the sales charge percentage applied to the premiums submitted for this contract and have determined with the assistance of my registered representative that I have additional funds to make subsequent purchase payments within the first 13 months of this contract in the amount indicated in Section 8C of this application. I understand that if I do not meet or exceed the amount indicated in the 13 month period that I will be subject to recalculation and adjustment of the sales charge amount to adjust for the reduction in actual purchase payments received. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options. Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner. If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from the registered representative the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct. I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXP ERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. Owner’s Signature Date (mo/day/yr) Signed at: City State SIGN HERE DATE CITY STATE Joint Owner’s Signature (if applicable) Date (mo/day/yr) SIGN HERE DATE 17. REGISTERED REPRESENTATIVE’S STATEMENT 17A. Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither CHECK ONE 3 Yes 3 No box is checked.) 17B. Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned CHECK ONE 3 Yes 3 No against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? If “Yes,” I affirm that I have instructed the applicant to answer “Yes” to the replacement question in Section 9B of this application. I hereby certify that I have used only Pacific Life & Annuity’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement and followed Pacific Life & Annuity’s written replacement guidelines. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives. I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner, as applicable, including age, income, net worth, and tax status, and any existing investments and insurance program. I further certify that I have also considered the owner’s liquidity needs, risk tolerance, and investment time horizon; that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment options; and that this application is subject to review for suitability by my broker/dealer. I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant. If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. Soliciting Registered Representative’s Signature Print Registered Representative’s Full Name SIGN HERE Registered Representative’s Telephone Number Registered Representative’s E-Mail Address Broker/Dealer’s Name Brokerage Account Number (optional) Send completed application as follows: APPLICATION WITH PAYMENT: APPLICATION WITHOUT PAYMENT: Regular Mail Delivery: P.O. Box 2736, Omaha, NE 68103-2736 Regular Mail Delivery: P.O. Box 2829, Omaha, NE 68103-2829 Express Mail Delivery: 1299 Farnam Street, 6th Floor, AMF, Omaha, NE 68102 Express Mail Delivery: 1299 Farnam Street, 6th Floor, AMF, Omaha, NE 68102 325-2170 Page 7 of 7 01/10 *33003-09A7*